As filed with the Securities and Exchange Commission on April 25, 2001
                                                      Registration No. 333-57236
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------
                       POST-EFFECTIVE AMENDMENT NO. 1 to
                                    FORM S-3
                             REGISTRATION STATEMENT
                       AND POST-EFFECTIVE AMENDMENT NO. 3
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------

                         A.I. RECEIVABLES TRANSFER CORP.
                    (Depositor to the Trust described herein)
             (Exact name of registrant as specified in its charter)

            Delaware                                   22-3674608
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)

                                160 Water Street
                            New York, New York 10038
                                 (212) 428-5400
               (Address, including zip code, and telephone number,
                 including area code, of registrants' principal
                                executive office)

                               Scott B. Rose, Esq.
                         A.I. Receivables Transfer Corp.
                                160 Water Street
                            New York, New York 10038
                                 (212) 428-5400
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                    Please send copies of communications to:

                               Daniel Mette, Esq.
                           Weil, Gotshal & Manges LLP
                                767 Fifth Avenue
                            New York, New York 10153
                                 (212) 310-8000

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
===================================================================================================================================
                                    Amount being                                       Proposed maximum
  Title of Securities being          registered        Proposed maximum offering   aggregate offering price         Amount of
          Registered                   (1) (2)          price per unit (2) (3)           (1) (3) (4)          registration fee (5)
-----------------------------------------------------------------------------------------------------------------------------------
      Asset-Backed Notes           1,100,000,000               --------                 $1,100,000,000              $274,750
===================================================================================================================================

(1) $100,000,000 of Asset-Backed Notes registered by the Registrant under Registration Statement No. 333-86525 referred to below are consolidated into this Registration Statement pursuant to Rule 429 under the Securities Act of 1933. Aggregate registration fees in the amount of $26,136 were previously paid by the Registrant under the foregoing Registration Statement. Accordingly, the total amount registered under the Registration Statement as so consolidated as of the date of this filing is $1,200,000,000.


11278.0010

(2) Not specified as to each class of securities to be registered pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933.

(3) The proposed maximum offering price per unit or share will be determined from time to time by the Registrant in connection with, and at the time of, the issuance by the Registrant of the securities registered hereunder.

(4) Estimate solely for the purposes of computing the registration fee pursuant to Rule 457(o) of the Rules and Regulations of the Securities and Exchange Commission under the Securities Act of 1933.

(5) Calculated in accordance with Rule 457(o) of the Securities Act of 1933. This amount has previously been paid.



     Pursuant to Rule 429 under the Securities Act of 1933, the Exhibits included in this Registration Statement relate to this Registration Statement and Registration Statement No. 333-86525 previously filed by the Registrant on Form S-3 and declared effective on June 22, 2000. This Registration Statement also constitutes Post-Effective Amendment No. 3 to Registration Statement No. 333-86525 and such Post-Effective Amendment shall hereafter become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(c) of the Securities Act of 1933.


================================================================================


                                EXPLANATORY NOTE

     This Post-Effective Amendment is filed for the sole purpose of including certain exhibits as set forth in Item 16 of Part II.






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
                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 16. Exhibits:

1.1*     Form of Underwriting Agreement.

3.1* Certificate of Incorporation of A.I. Receivables Transfer Corp., as currently in effect.

3.2*     Bylaws of A.I. Receivables Transfer Corp., as currently in effect.

4.1* Master Trust Agreement of AIG Credit Premium Finance Master Trust between A.I. Receivables Transfer Corp. and the Owner Trustee.

4.2* Base Indenture between the Trust and the Indenture Trustee (including forms of Notes).

4.3*     Form of Indenture Supplement

4.4* Sale and Servicing Agreement, among the Seller, the Servicer and the Trust.

4.5*     Receivables Purchase Agreement, among the Originators and the Seller.



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

4.6* Administration Agreement, among the Trust, A.I. Credit Corp., as Trust Administrator, the Seller and the Indenture Trustee.

4.7      Support Agreement.

4.8      Indemnity Agreement.

4.9      Form of Amendment No. 1 to Indemnity Agreement.

5.1*     Opinion of Weil Gotshal & Manges LLP (as to legality).

8.1*     Opinion of Weil Gotshal & Manges LLP (as to tax matters).

23.1*    Consent of Weil Gotshal & Manges LLP (contained in Exhibit 5.1 and
         8.1).

24.1*    Power of Attorney (included on signature page).

25.1*    T-1 of Indenture Trustee.


----------
*        Previously filed



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
                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on April 25, 2001.

                                   A.I. Receivables Transfer Corp.,
                                   as depositor to the Trust

                                   By:    /s/ Gerald V. Vitkauskas
                                      ------------------------------------
                                       Name:  Gerald V. Vitkauskas
                                       Title: President

         The Registrant reasonably believes that the security rating requirements of the securities will be met at the time of sale of the securities.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 25, 2001 by the following persons in the capacities indicated.


Signature                             Position                                    Date
---------                             --------                                    ----
    /s/  Gerald V. Vitkauskas         President and Director                      April 25, 2001
-----------------------------------
Gerald V. Vitkauskas



    /s/  Michael D. Vogen             Chief Financial Officer; Treasurer;         April 25, 2001
-------------------------------       Director
Michael D. Vogen









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

EXHIBIT INDEX

Exhibit No.      Exhibit Description
-----------      -------------------

  4.7            Support Agreement.

  4.8            Indemnity Agreement.

  4.9            Form of Amendment No. 1 to Indemnity Agreement.









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